UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2017

 CALADRIUS BIOSCIENCES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33650 (Commission File Number)	22-2343568 (IRS Employer Identification No.)

106 Allen Road, 4th Floor, Basking Ridge, NJ 07920
(Address of Principal Executive Offices)(Zip Code)

(908) 842-0100
Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.01    Completion of Acquisition or Disposition of Assets.
On May 18, 2017 (the "Closing Date"), Caladrius Biosciences, Inc. (the "Company") completed the previously announced sale of its remaining 80.1% membership interest in PCT, LLC, a Caladrius Company ("PCT") to Hitachi Chemical Co. America, Ltd. ("Hitachi"), pursuant to the Interest Purchase Agreement, dated as of March 16, 2017 (the "Effective Date"), by and among Caladrius, PCT and Hitachi (the "Purchase Agreement"), for $75.0 million in cash, subject to certain adjustment, including based on PCT’s cash and outstanding indebtedness as of the Closing Date and a potential future milestone payment (the "Purchase Price"). Pursuant to the terms of the Purchase Agreement, on the Effective Date, Hitachi paid the Company $5.0 million of the Purchase Price. On the Closing Date, payments of the Purchase Price were made as follows:

•	$60.1 million was paid to Caladrius, taking into account the Purchase Price adjustments based on PCT’s cash and outstanding indebtedness as of the Closing Date;

•	$5.0 million (the “Escrow Amount”) was deposited into an escrow account to cover potential indemnification claims against Caladrius pursuant to the terms of the Purchase Agreement;

•
$4.9 million was used to pay off the remaining balance owed pursuant to the loan and security agreement, dated as of September 19, 2014, among Oxford Finance LLC, as collateral agent and lender, the Company and certain subsidiaries of the Company.

In addition, Hitachi will pay the Company $5.0 million (the "Milestone Payment") if PCT achieves $125 million in Cumulative Revenue (excluding clinical service reimbursables) (the “Milestone”) for the period from January 1, 2017 through December 31, 2018 (the “Milestone Period”). For purposes of the Milestone, “Cumulative Revenue” will be calculated based on PCT’s revenue from all customers (including the Company and its subsidiaries) in accordance with the financial accounting and reporting standards set forth in the statements and pronouncements of the Financial Accounting Standards Board, consistently applied. There can be no assurance that the Milestone Payment will be earned or received.
Within five business days of June 17, 2018 (the “Escrow Release Date”), the escrow agent will disburse to the Company the Escrow Amount less (i) that portion of the Escrow Amount previously paid in satisfaction of claims for indemnification pursuant to the terms of the Purchase Agreement and (ii) that portion of the Escrow Amount that is determined, in the reasonable judgment of Hitachi, to be necessary to satisfy all unsatisfied or disputed claims for indemnification specified in any claim notice delivered to the Company prior to the Escrow Release Date. Any portion of the Escrow Amount held following the Escrow Release Date with respect to pending but unresolved claims for indemnification that is not awarded to Hitachi or any other indemnified party upon the resolution of such claims will be disbursed to the Company within 15 business days following resolution of such claims.
The Purchase Price was determined by negotiation between the Company and Hitachi.
The foregoing description of the Purchase Agreement is not complete and is subject to and qualified in its entirety by reference to the Purchase Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
The Exhibit Index appearing immediately after the signature page to this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALADRIUS BIOSCIENCES, INC.

By:	/s/ David J. Mazzo
Name:	David J. Mazzo, PhD
Title:	President and Chief Executive Officer

Dated:    May 18, 2017

EXHIBIT INDEX

Exhibit No.	Description
2.1
Interest Purchase Agreement, by and among Hitachi Chemical Co. America, Ltd., PCT LLC, a Caladrius Company and Caladrius Biosciences, Inc., dated as of March 16, 2017 (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed with the SEC on March 17, 2017)